UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2011

ANTE5, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53952	27-2345075
(Commission File Number)	(I.R.S. Employer Identification No.)

10275 Wayzata Blvd. Suite 310, Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)

(952) 426-1241
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Table of Contents

Section 8 OTHER EVENTS	1

Item 8.01 Other Events	1

Section 9 FINANCIAL STATEMENTS AND EXHIBITS	1

SIGNATURES	2

SECTION 8.  OTHER EVENTS

Item 8.01.  Other Events.

On February 22, 2011, the board of directors of Ante5, Inc. unanimously approved an amendment to the Company’s 2010 Stock Incentive Plan for the directors, officers, employees and key consultants of the Company, effective June 10, 2010 (the “Plan”), in order to increase the number of shares reserved for issuance under the Plan from 4,200,000 to 6,000,000, to increase the maximum number of share awards that may be granted to a single individual in any fiscal year under the Plan from 750,000 to 1,000,000 shares, and to allow for the aggregate number of shares of common stock reserved for issuance under the Plan to be increased automatically by the lesser of: (a) a number of shares equal to five percent (5%) of the total number of authorized shares remaining on the immediately preceding December 31st; (b) 300,000 shares; or (c) such lesser number of shares as the board of directors, in its sole discretion, determines.

The copy of the amendment to the Plan included in Exhibit 10.1 to the Report on 8K filed by the Company with the SEC on February 25, 2011 was incorrect.  Attached to this Report as Exhibit 10.1 is the correct copy of the amendment to the Plan approved by the board of directors of Ante5, Inc. on February 22, 2011.  The Company plans to submit the Plan, as amended, to the Company’s shareholders for their consideration so that the Plan, as amended, can be ratified by the holders of a majority of the outstanding voting shares of the Company on or before June 10, 2011.

SECTION 9.          FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

(a)           Financial Statements of Business Acquired

Not Applicable.

(b)           Pro Forma Financial Information

Not Applicable.

(c)           Shell Company Transactions

Not Applicable.

(d)           Exhibits

10.1	Amendment to 2010 Stock Incentive Plan for the directors, officers, employees and key consultants of Ante5, Inc., adopted February 22, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANTE5, INC.
(Registrant)

Date:  March 8, 2011

/s/  Bradley Berman, Chief Executive Officer
     Bradley Berman, Chief Executive Officer

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